Exhibit 10.4

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Pledge Agreement”), dated as of September 28, 2026, is made by GRAND CANYON EDUCATION, INC., a Delaware corporation (“Borrower”), ORBIS EDUCATION SERVICES, LLC, a Delaware limited liability company (“Orbis” and, together with each additional Person executed a Guarantor Joinder (as defined in the Credit Agreement) in form and substance acceptable to Administrative Agent, individually and collectively, “Guarantor”, and, together with Borrower and each additional Guarantor acceptable to Administrative Agent, individually and collectively, “Pledgor”), in favor of ZIONS BANCORPORATION, N.A. DBA NATIONAL BANK OF ARIZONA (“NBAZ”), as Administrative Agent for the benefit of the Secured Parties.

W I T N E S S E T H:

WHEREAS, Borrower, Guarantor, Administrative Agent, and the other Lenders from time-to-time party thereto have entered into that certain Credit Agreement dated as of the date hereof (as may be amended, restated, supplemented, extended or renewed from time to time, the “Credit Agreement”);

whereas, in order to secure the Obligations under the Credit Agreement and other Loan Documents, Pledgor has agreed to pledge to Administrative Agent, for the benefit of the Secured Parties, all of Pledgor’s right, title and interest to and in the stock and other ownership interests in each Pledged Interests Issuer (as defined below) now or hereafter owned by Pledgor;

WHEREAS, the Pledgors are the owner of certain Equity Interests of the Pledged Interests Issuers; and

WHEREAS, it is in the best interests of each Pledgor to execute this Pledge Agreement inasmuch as Pledgor will derive substantial direct and indirect benefits from the Loans to Borrower under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Parties to extend credit and make other financial accommodations to Borrower under the Loan Documents and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby agrees with Administrative Agent for the benefit of the Secured Parties as follows:

Article I
DEFINITIONS
1.1Certain Terms. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Distributions” means all cash distributions made in respect of the Pledged Interests, whether or not income, return of capital or otherwise, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Interests or other rights or interests constituting Pledged Collateral.

“Organizational Documents” means, with respect to any Person, its charter, certificate of incorporation, certificate or articles of incorporation, constitution, articles of association, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

“Pledged Collateral” is defined in Section 2.1 hereof.

“Pledged Interests” means all stock or other Equity Interests of each Pledged Interests Issuer owned by a Pledgor; all registrations, certificates, articles or agreements governing or representing any such interests; all options and other rights, contractual or otherwise, at any time existing with respect to such interests; and all distributions, cash, instruments and other property now or hereafter received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests.

“Pledged Interests Issuer” means any Guarantor and each other entity in which Pledgor holds any Equity Interests. For the avoidance of doubt, as of the date hereof the sole Pledged Interests Issuer shall be Orbis.

“Secured Obligations” is defined in Section 2.2 hereof.

1.2Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.
1.3UCC Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Pledge Agreement, including its preamble and recitals, with such meanings.
Article II
PLEDGE
2.1Grant of Security Interest. Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers and transfers to Administrative Agent for the benefit of the Secured Parties, and hereby grants to Administrative Agent a continuing security interest in all of Pledgor’s right, title and interest, whether now owned or hereafter arising or acquired, in and to the following property (the “Pledged Collateral”): (a) all Pledged Interests issued from time to time; (b) all other property hereafter delivered to Pledgor in substitution for or in addition to the Pledged Interests; (c) all Distributions, interest and other payments and rights with respect to the Pledged Interests; (d) all rights in any Organizational Documents of each Pledged Interests Issuer (including, without limitation, any voting and management rights arising thereunder or at law; provided that, so long as no Event of Default has occurred and is continuing, Pledgor shall retain all voting and management rights arising under such Organizational Documents), all rights to profits, income, surplus, compensation, return of capital, distributions and other reimbursements and payments from each Pledged Interests Issuer (including upon dissolution) in respect of all stock, membership, partnership or other Equity Interests now owned or hereafter acquired by Pledgor in each Pledged Interests Issuer and in respect of Pledgor’s accounts, general intangibles and other rights to payment or reimbursement now existing or hereafter acquired from each Pledged Interests Issuer existing or arising from loans, advances or other extensions of credit or services rendered by Pledgor to or for the account of each Pledged Interests Issuer; and (e) any and all proceeds of any of the foregoing.
2.2Security for Obligations. This Pledge Agreement secures the indefeasible payment and performance in full of: (a) the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations; (b) the due and punctual payment and performance by Pledgor of Pledgor’s obligations and liabilities under, arising out of or in connection with this Pledge Agreement; and (c) all of any Obligors’ obligations under the other Loan Documents, whether now or hereafter owing, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several, regardless of how evidenced or arising (all of the foregoing being hereinafter referred to collectively as the “Secured Obligations”).
2.3Delivery of Pledged Interests.
(a)All certificates or instruments, if any, representing or evidencing any Pledged Collateral, including all Pledged Interests, shall be delivered to and held by Administrative Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary endorsements or instruments of transfer or assignment, duly executed in blank.
(b)To the extent any of the Pledged Collateral constitutes a “certificated security” (as defined in Section 8-l02(a)(4) of the UCC), an “uncertificated security” (as defined in Section 8-102(a)(l8) of the UCC) or a “security entitlement” (as defined in Section 8-102(a)(17) of the UCC), Pledgor shall cause the issuer thereof or the securities intermediary thereof to take all actions necessary or as requested by Administrative Agent to obtain “control” (as defined in Section 8-106 of the UCC) over such Pledged Collateral.
2.4Distributions on Pledged Interests.
(a)Except as limited by subsection (b) and unless an Event of Default has occurred and is continuing, any Distribution to be paid on any Pledged Interests that Borrower is permitted to make under the Credit Agreement may be paid directly to Pledgor, which Distribution shall be free and clear of the security interest granted to Administrative Agent for the benefit of the Secured Parties hereunder. If Pledgor receives any Distribution that Borrower is not permitted to make under the Credit Agreement, Pledgor shall hold such Distribution in trust for Administrative Agent and pay the amount of such Distribution to Administrative Agent promptly upon Administrative Agent’s written demand. If any Event of Default has occurred and is continuing, then any Distribution or payment on any Pledged Interests shall be paid directly to Administrative Agent.

(b)In case any Distribution of capital stock shall be made on or in respect of the Pledged Interests or any property shall be distributed upon or with respect to the Pledged Interests pursuant to the recapitalization or reclassification of the capital stock of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be promptly delivered to Administrative Agent for the benefit of the Secured Parties to be held by it as additional collateral security for the Secured Obligations. All capital stock or property so distributed in respect of the Pledged Interests which are received by Pledgor shall, until paid or delivered to Administrative Agent, be held by Pledgor in trust for the benefit of Administrative Agent as additional collateral security for the Secured Obligations.
2.5Continuing Security Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall: (a) remain in full force and effect until payment and satisfaction in full of the Secured Obligations (other than unasserted contingent indemnification obligations) (“Final Satisfaction”); (b) be binding upon each Pledgor and its successors, transferees and assigns; and (c) inure, together with the rights and remedies of Administrative Agent hereunder, to the benefit of Administrative Agent, the Secured Parties and their successors, transferees and assigns. Upon Final Satisfaction, the security interest granted herein shall automatically terminate and all rights to the Pledged Collateral shall revert to Pledgor. Upon any such payment and performance, termination or expiration, Administrative Agent will deliver to Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Interests, together with all other Pledged Collateral held by Administrative Agent hereunder, and, at Pledgor’s sole expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.
2.6Security Interest Absolute. All rights of Administrative Agent and the security interests granted to Administrative Agent for the benefit of the Secured Parties hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional, irrespective of (a) any lack of validity or enforceability of the Credit Agreement or any other Loan Document; (b) the failure of Administrative Agent, the Secured Parties, or any other holder of the Notes (i) to assert any claim or demand or to enforce any right or remedy against Pledgor or any other Person under the provisions of the Credit Agreement, any other Loan Document or otherwise, or (ii) to exercise any right or remedy against any Guarantor of, or collateral securing, any Secured Obligations; (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligation; (d) any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Pledgor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations; (e) any amendment to, rescission, waiver or other modification of, or any consent to departure from, any of the terms of the Credit Agreement or any other Loan Document; (f) any addition, exchange, release, surrender or nonperfection of any collateral (including the Pledged Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of

Pledgor, any surety, or any Guarantor. Notwithstanding the foregoing, nothing herein shall constitute a waiver of any defense based on the gross negligence or willful misconduct of Administrative Agent or any Secured Party.
2.7Waiver of Subrogation. Until Final Satisfaction, Pledgor hereby waives any claim or other rights which Pledgor may now or hereafter acquire against any other Person that arise from the existence, payment, performance or enforcement of Pledgor’s obligations under this Pledge Agreement or any other Loan Document, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy of any Pledgor against any other Pledgor or any Person or any collateral (including, without limitation, the Pledged Collateral) which Administrative Agent and/or the Secured Parties now have or hereafter acquire, whether or not such claim, remedy or right arises in equity, or under contract, statute, or common law, including the right to take or receive from Pledgor or any other Person, directly or indirectly, in cash or other property or by setoff or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to Pledgor in violation of the preceding sentence and Final Satisfaction has not occurred, then such amount shall be deemed to have been paid to Pledgor for the benefit of, and held in trust for, Administrative Agent for the benefit of the Secured Parties and shall forthwith be paid to Administrative Agent to be credited and applied upon the Secured Obligations, whether matured or unmatured. Each Pledgor acknowledges that Pledgor will receive direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.
Article III
REPRESENTATIONS AND WARRANTIES

Each Pledgor represents and warrants unto Administrative Agent and the Secured Parties, as of the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Interests) by Pledgor to Administrative Agent of any Pledged Collateral, as follows:

3.1Ownership, No Liens, Etc. Pledgor is the legal and beneficial owner of, and has good and valid title to (and has full right and authority to pledge and assign) the Pledged Collateral, free and clear of all Liens, security interests, options or other charges or encumbrances, except any Lien or security interest granted pursuant hereto in favor of Administrative Agent for the benefit of the Secured Parties and except as permitted by the Loan Documents.
3.2Valid Security Interest. Upon filing of the financing statement with the applicable filing office in the jurisdiction in which the Pledgor is located (in accordance with Section 9-307 of the UCC), the security interest granted by the Pledgor to Administrative Agent in this Pledge Agreement will constitute a valid, perfected first priority security interest in the Pledged Collateral, enforceable against the Pledgor, all other creditors of the Pledgor or any persons purporting to purchase the Pledged Interests from the Pledgor.
3.3As to Pledged Interests. The Pledged Interests constitute 100% of Pledgor’s interest in each Pledged Interests Issuer, and, except as set forth on Exhibit A hereto, 100% of the total stock, membership, partnership and/or other Equity Interests in each Pledged Interests Issuer. The Pledged Interests are duly registered in the permanent ownership records of each Pledged Interests

Issuer maintained in the principal office of each such Pledged Interests Issuer. Such registration continues validly and genuinely and has not been altered. All Pledged Interests have been duly authorized and validly issued and registered, are fully paid and non-assessable, and were not issued in violation of the preemptive rights, if any, of any Person or of any agreement by which any Pledgor or any Pledged Interests Issuer is bound. All documentary, stamp or other taxes or fees owing in connection with the registration, issuance, transfer or pledge of Pledged Collateral have been paid. No restrictions or conditions exist with respect to the registration, transfer, voting or capital of any Pledged Interests, except as may exist generally under securities laws. Pledgor has no outstanding rights, rights to subscribe, options, warrants or convertible securities outstanding or any other rights outstanding whereby any Person would be entitled to acquire any stock, membership, partnership or other Equity Interests of any Pledged Interests Issuer. All requisite formalities for the granting of a security interest in the Pledged Interests required pursuant to the Organizational Documents of Pledged Interests Issuer have been complied with on or prior to the execution and delivery of this Pledge Agreement.
3.4Authorization, Approval, Etc. No authorization, approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required (a) for the pledge by Pledgor of any Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery and performance of this Pledge Agreement by Pledgor; or (b) for the perfection of any collateral, or for the exercise by Administrative Agent of the voting or other rights provided for in this Pledge Agreement, or for the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement, except as may be required in connection with a disposition of such Pledged Interests by laws and regulations affecting the offering and sale of securities generally.
3.5Delivery of Certificates. All stock, membership, partnership or other Equity Interests in each Pledged Interests Issuer that are represented by certificates have been delivered to Administrative Agent, together with transfer documents as required in this Pledge Agreement, and Pledgor hereby covenants and agrees that any certificates or instruments evidencing any stock, membership, partnership or other Equity Interests in each Pledged Interests Issuer hereafter received by Pledgor will be held in trust for Administrative Agent and promptly delivered to Administrative Agent.
3.6Location, Name. Each Pledgor’s exact legal name, state of formation, and place(s) of business (or, if it has more than one place of business, chief executive office) are as set forth on Exhibit A hereto. Each Pledgor’s location within the meaning of Section 9-307 of the UCC is as set forth on Exhibit A hereto. No Pledgor is now, nor has been, known by any name other than as set forth on Exhibit A hereto. In the five years preceding the date of this Pledge Agreement, no Pledgor has been a party to or the surviving entity of (a) any consolidation with, or merger into, any other Person or (b) any acquisition (in a transaction analogous in purpose or effect to a consolidation or merger) of all or substantially all of the assets of any other Person.
3.7Validity of Pledge Agreement. This Pledge Agreement is the legal, valid and binding obligation of each Pledgor, enforceable against each Pledgor in accordance with its terms, except as limited by applicable bankruptcy, moratorium, reorganization and other similar laws affecting the enforcement of creditors’ rights generally.

3.8No Conflict. The execution, delivery and performance of this Pledge Agreement will not violate any provision of any applicable Law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the Organizational Documents of Pledgor or of any Pledged Interests Issuer or of any securities issued by Pledgor or any Pledged Interests Issuer or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which Pledgor or any Pledged Interests Issuer is a party or which purports to be binding upon Pledgor or any Pledged Interests Issuer or upon any of their respective assets, and will not result in the creation or imposition of any Lien on or security interest in any of the assets of Pledgor or any Pledged Interests Issuer except as contemplated by this Pledge Agreement.
Article IV
COVENANTS
4.1Certain Covenants. Pledgor hereby covenants and agrees that, so long as any portion of the Secured Obligations shall remain outstanding Pledgor will perform the obligations set forth in this Article IV.
4.2Protect Pledged Collateral; Further Assurances, Etc. No Pledgor will sell, assign (by operation of law or otherwise), transfer, pledge or encumber in any other manner or otherwise dispose of the Pledged Collateral other than Permitted Liens. Each Pledgor will warrant and defend the right and title herein granted to Administrative Agent in and to the Pledged Collateral (and all right, title and interest represented by the Pledged Collateral) against the claims and demands of all Persons whomsoever. Each Pledgor agrees that at any time, and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be reasonably necessary, or that Administrative Agent may request in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Pledgor agrees that it will not permit any Pledged Interests Issuer or vote its interest in any Pledged Interests in a way that allows any such Pledged Interests Issuer, except as permitted by Section 4.5(a) hereof, to make any amendments to the Organizational Documents of such Pledged Interests Issuer, without the prior written consent of Administrative Agent, which such consent shall not be unreasonably withheld, conditioned, or delayed; provided that no such consent shall be required for purely administrative or immaterial amendments that do not adversely affect the Administrative Agent’s or any Secured Parties’ rights hereunder. Pledgor agrees that, upon the acquisition after the date hereof by Pledgor of any Pledged Collateral, with respect to which the security interest granted hereunder is not perfected automatically upon such acquisition, Pledgor will take such actions with respect to such Pledged Collateral or any part thereof as required by the Loan Documents.
4.3Certificates, Etc.
(a)Each Pledgor agrees that all certificates or other instruments evidencing Pledged Interests delivered by Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed, undated, and blank transfer powers, in substantially the form attached hereto as Exhibit B, or other equivalent instruments of transfer reasonably acceptable to Administrative Agent in its discretion from time to time. Pledgor will, from time to time upon the written request of Administrative Agent, promptly deliver to Administrative Agent duly executed, undated, and blank transfer powers in substantially the form attached hereto as Exhibit B, instruments, and similar documents, in form and substance reasonably satisfactory to Administrative Agent, with respect to the Pledged Collateral as Administrative Agent may request in writing and will, from time to time upon the written request of Administrative Agent after the occurrence and during the continuance of any Event of Default, promptly transfer any Pledged Interests into the name of any nominee designated by Administrative Agent.
(b)Each Pledgor agrees that (i) Administrative Agent may notify any Pledged Interests Issuer of any Pledged Interests of the existence of this Pledge Agreement by having such Pledged Interests Issuer acknowledge the Notice of Pledge Agreement attached hereto as Exhibit C immediately after the execution and delivery of this Pledge Agreement and (ii) it will keep, at its address set forth in the Credit Agreement pursuant to Section 7.3 hereof or such other address as Pledgor shall designate in writing to Administrative Agent from time to time, all of its records concerning the Pledged Collateral, which records will be of such character as will enable Administrative Agent or its designees to determine at any time the status thereof.
4.4Continuous Pledge. Subject to Section 2.4 hereof, each Pledgor will, at all times, keep pledged to Administrative Agent pursuant hereto all Pledged Interests and all other Pledged Collateral, all Distributions with respect thereto, and all other Pledged Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to Pledgor in respect of any Pledged Collateral, free and clear of all Liens, security interests, options or other charges or encumbrances, except any Lien or security interest granted pursuant hereto in favor of Administrative Agent for the benefit of the Secured Parties and except as permitted by the Loan Documents (including, without limitation, as permitted by Section 2.4 of this Pledge Agreement).
4.5Voting Rights; Distributions, Etc. Each Pledgor agrees:
(a)if any Event of Default shall have occurred and is continuing, promptly upon receipt of notice thereof by Pledgor upon the written request of Administrative Agent, to deliver (properly endorsed where required hereby or requested by Administrative Agent) to Administrative Agent all Distributions received after the applicable Event of Default has occurred, all interest, all principal, all other cash payments and all proceeds of the Pledged Collateral, all of which shall be held by Administrative Agent as additional Pledged Collateral for use in accordance with Section 6.2 hereof; and
(b)if any Event of Default shall have occurred and is continuing and Administrative Agent has notified Pledgor of Administrative Agent’s intention to exercise its voting power under this Section 4.5, (i) Administrative Agent may exercise (to the exclusion of Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Interests or other shares of capital stock constituting Pledged Collateral, and Pledgor hereby grants Administrative Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Interests and such other Pledged Collateral, and (ii) promptly to deliver to Administrative Agent such additional proxies and other documents as may be necessary to allow Administrative Agent to exercise such voting power and other incidental rights.

All Distributions, interest, principal, cash payments and proceeds which may at any time and from time to time be held by Pledgor but which Pledgor is then obligated to deliver to Administrative Agent pursuant to Section 4.5(a), shall, until delivery to Administrative Agent, be held by such Pledgor separate and apart from its other property in trust for Administrative Agent. Notwithstanding anything to the contrary set forth in Section 4.5(b), Administrative Agent agrees that unless an Event of Default shall have occurred and is continuing and Administrative Agent shall have given the notice referred to in Section 4.5(b) above, Pledgor shall have the exclusive right to vote and exercise all other incidental rights of ownership with respect to all of the Pledged Interests, and Administrative Agent shall, upon the written request of Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by Pledgor which are necessary to allow Pledgor to exercise such voting power and incidental rights; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by Pledgor that would cause a Potential Default or an Event of Default, impair any Pledged Collateral (other than Permitted Liens) or violate any provision of the Credit Agreement or any other Loan Document (including this Pledge Agreement).

4.6Status of Pledged Interests. The registration of the Pledged Interests on the permanent ownership records of each Pledged Interests Issuer shall at all times be valid and genuine and shall not be altered. The Pledged Interests at all times shall be duly authorized, validly registered, fully paid and nonassessable, and shall not be registered in violation of the Organizational Documents of Pledged Interests Issuer or the preemptive rights of any Person, if any, or of any agreement by which Pledgor or any Pledged Interests Issuer is bound.
4.7Additional Undertakings. Pledgor will not, without the prior written consent of Administrative Agent:
(a)enter into any agreement amending, supplementing or waiving any provision of any Pledged Interests (including any Organizational Documents or regulations to which such Pledged Interests relate) or compromising or releasing or extending the time for payment of any obligation in favor of the Pledged Interests by the maker of such obligation;
(b)take or omit to take any action the taking or the omission of which would result in any impairment or alteration of (i) any obligation in favor of any Pledged Interests constituting Pledged Collateral or (ii) any other instrument constituting Pledged Collateral;
(c)cause or permit any change to be made in its name, identity, corporate structure or state of incorporation or formation, or any change to be made to a jurisdiction other than as represented in (i) the location of any Pledged Collateral, (ii) the location of any records concerning any Pledged Collateral or (iii) the location of its place of business (or, if it has more than one place of business, its chief executive office), unless Pledgor shall have notified Administrative Agent of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action, if any, reasonably required by Administrative Agent for the purpose of further perfecting or protecting the security interest in favor of Administrative Agent in the Pledged Collateral;
(d)permit the issuance of (i) any additional stock, membership, partnership or other Equity Interests or units of any class of additional stock, membership, partnership or other Equity Interests or units of any Pledged Interests Issuer (unless immediately upon such issuance the same are pledged and delivered to Administrative Agent pursuant to the terms hereof), (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or exchangeable for, any additional stock, membership, partnership or other Equity Interests or units of any Pledged Interests Issuer (unless immediately upon such issuance the same are pledged and delivered to Administrative Agent pursuant to the terms hereof) or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such interests or units; or
(e)enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any Pledged Interests, except as contained in the Organizational Documents in effect as of the date hereof and restrictions on transfers imposed by federal and state securities laws.

Pledgor shall provide, or cause the relevant Pledged Interests Issuer to provide, Administrative Agent with a copy of any amendment or supplement to, or modification or waiver of, any term or provision of any of Organizational Documents of such Pledged Interests Issuer; provided that Pledgor shall not enter into any such amendment, supplement, modification or waiver other than any amendment, modification, supplement or waiver which could not reasonably be expected to result in a Material Adverse Change.

4.8Filings. Pledgor hereby authorizes Administrative Agent to file UCC financing statements, continuations and amendments and other similar documents with respect to the Pledged Collateral without Pledgor’s signature (to the extent permitted by applicable Law).
Article V
ADMINISTRATIVE AGENT
5.1Administrative Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints Administrative Agent as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Administrative Agent’s discretion, to take any action and to execute any instrument which Administrative Agent may reasonably deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation: (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral; (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above; (c) to file any claims or take any action or institute any proceedings which Administrative Agent may deem necessary or advisable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Administrative Agent with respect to any of the Pledged Collateral; and (d) to perform the affirmative obligations of Pledgor hereunder (including all obligations of Pledgor under

Section 4.7 hereof); provided that, such appointment and proxy shall be effective, automatically and without the necessity of any action by any other Person, after the occurrence and during the continuance of an Event of Default and such proxy and appointment shall only terminate upon Final Satisfaction. Subject to the terms hereof, Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 5.1 is irrevocable and coupled with an interest.
5.2Administrative Agent May Perform. If Pledgor fails to perform any agreement contained herein, after giving effect to applicable grace periods, if any, or if any Pledgor has failed to perform any such agreement herein within five (5) Business Days of written notice thereof from Administrative Agent, then Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of Administrative Agent incurred in connection therewith shall be payable by Pledgor pursuant to Section 6.4 hereof, and Administrative Agent may from time to time take any other action which Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Pledged Collateral or of its security interest therein.
5.3Administrative Agent Has No Duty. The powers conferred on Administrative Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty on it to exercise any such powers. Administrative Agent shall have no duty as to any Pledged Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Administrative Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral. Administrative Agent shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guaranty therefor, or any part thereof, or for any delay in so doing, nor shall Administrative Agent be under any obligation to take any action whatsoever with regard thereto.
Article VI
REMEDIES
6.1Certain Remedies. If any Event of Default shall have occurred and is continuing:
(a)Administrative Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Pledged Collateral) and also may, without notice except as specified below or, as required to be provided by the UCC, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any of Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Administrative Agent may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, ten (10) days’ prior written notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Administrative Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
(b)Administrative Agent may (i) transfer all or any part of the Pledged Collateral into the name of Administrative Agent or its nominee, with or without disclosing that such Pledged Collateral is subject to the lien and security interest hereunder; (ii) notify the parties obligated on any of the Pledged Collateral to make payment to Administrative Agent of any amount due or to become due thereunder; (iii) enforce collection of any of the Pledged Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto; (iv) endorse any checks, drafts or other writings in Pledgor’s name to allow collection of the Pledged Collateral; (v) take control of any proceeds of the Pledged Collateral; and (vi) execute (in the name, place and stead of Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral.
6.2Compliance With Restrictions. Pledgor agrees that in any sale of any of the Pledged Collateral whenever an Event of Default shall have occurred and is continuing, Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Pledged Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Official Body, and Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Administrative Agent be liable nor accountable to Pledgor for any discount allowed by the reason of the fact that such Pledged Collateral is sold in compliance with any such limitation or restriction.
6.3Application of Proceeds. All cash proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral shall be applied (after payment of any amounts payable to Administrative Agent pursuant to the Loan Documents or Section 6.4 hereof) in whole or in part by Administrative Agent against all or any part of the Secured Obligations in the following order:
(a)First, to the payment and satisfaction of all costs and expenses, including, without limitation, out-of-pocket expenses, reasonable attorneys’ fees, and disbursements incurred by Administrative Agent and the Secured Parties in the enforcement and administration of this Pledge Agreement and of any of the other Loan Documents;
(b)Second, to the payment and satisfaction of all the other Secured Obligations consisting of costs, expenses, interest or fees; and
(c)Third, to the payment and satisfaction of all other Secured Obligations.

Any surplus of such cash or cash proceeds held by Administrative Agent remaining after Final Satisfaction shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

6.4Expenses; Taxes. Upon demand, Pledgor will pay to Administrative Agent the amount of any and all reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and disbursements of its counsel and of any experts and agents (but specifically excluding all fees and time charges and disbursements for attorneys who may be employees of Administrative Agent), which Administrative Agent and any local counsel may incur in connection herewith, including, without limitation, (a) the administration of this Pledge Agreement, the Credit Agreement and each other Loan Document; (b) the custody, preservation, use or operation of, or sale of, collection from or other realization upon, any of the Pledged Collateral; (c) the exercise or enforcement of any of the rights of Administrative Agent and the Secured Parties hereunder; or (d) the failure by Pledgor to perform or observe any of the provisions hereof. Pledgor will, upon written demand, pay to Administrative Agent any taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like of the Secured Parties and any other Excluded Taxes) payable or ruled payable by any Official Body in respect of this Pledge Agreement, together with interest and penalties, if any.
6.5Warranties. In any sale conducted pursuant hereto, Administrative Agent may sell the Pledged Collateral without giving any warranties or representations as to the Pledged Collateral. Administrative Agent may disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Pledged Collateral.
Article VII
MISCELLANEOUS PROVISIONS
7.1Loan Document. This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
7.2Amendments, Etc. No amendment to, or waiver of, any provision of this Pledge Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by Administrative Agent and any Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.
7.3Notices. All notices and other communications provided to any party hereto shall be provided in accordance with Section 11.5 of the Credit Agreement.
7.4Headings. The various headings of this Pledge Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Pledge Agreement or any provisions hereof.
7.5Applicable Credit Agreement Provisions. All provisions of Article 11 of the Credit Agreement apply to this Pledge Agreement, the same as if such provisions were set forth in full in this Pledge Agreement, mutatis mutandis.

7.6No Oral Agreements. THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.
7.7Survival of Representations. All representations and warranties of each Pledgor contained in this Pledge Agreement shall survive the execution and delivery of this Pledge Agreement.
7.8Filing as a Financing Statement. At the option of Administrative Agent, this Pledge Agreement, or a carbon, photographic or other reproduction of this Pledge Agreement or of any UCC financing statement, continuations and amendments thereto, covering all of the Pledged Collateral or any portion thereof shall be sufficient as a UCC financing statement and may be filed as such without the signature of Pledgor where and to the full extent permitted by applicable Law.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto have caused this Pledge Agreement to be duly executed and delivered by its officers thereunto duly authorized as of the date first above written.

PLEDGOR:

GRAND CANYON EDUCATION, INC., a Delaware corporation

By:  /s/ Lori Browning

Name:Lori Browning
Title:Interim Chief Financial Officer

ORBIS EDUCATION SERVICES, LLC, a Delaware limited liability company

By:  /s/ Lori Browning

Name:Lori Browning
Title:Interim Chief Financial Officer

Signature Page to Pledge Agreement

ADMINISTRATIVE AGENT:

ZIONS BANCORPORATION, N.A. dba NATIONAL BANK OF ARIZONA

By: /s/ Jeffrey Byers
Name:Jeffrey Byers

Title:   Senior Vice President

Signature Page to Pledge Agreement

EXHIBIT A

PLEDGOR INFORMATION

Name of Pledgor	Type of Organization	Jurisdiction of Organization/ Formation	Principal Place of Business
Grand Canyon Education, Inc.	Corporation	Delaware	2600 W. Camelback Rd Phoenix, Arizona, Maricopa 85017
Orbis Education Services, LLC	Limited Liability Company	Delaware	2600 W. Camelback Rd Phoenix, Arizona, Maricopa 85017

EXHIBIT B

FORM OF TRANSFER POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________ (“Transferee”) ________ interests in _______________________, a/an _________________________ (the “Pledged Interests Issuer”), represented by the attached Certificate No. ____ herewith and do hereby irrevocably constitute and appoint Transferee as attorney to transfer the said additional stock, membership, partnership or other Equity Interests or units on the books of the Pledged Interests Issuer with full power of substitution in the premises.

Dated: [______________, 20__]

PLEDGOR:

_________________________________________
Printed Name: _____________________

IN PRESENCE OF:

EXHIBIT C

FORM OF NOTICE OF PLEDGE AGREEMENT

TO:Grand Canyon Education, Inc.

Orbis Education Services, LLC

2600 W. Camelback Rd.

Phoenix, Arizona 85017

Notice is hereby given that, pursuant to a Pledge Agreement dated as of September 28, 2026 (the “Pledge Agreement”), among GRAND CANYON EDUCATION, INC., a Delaware corporation (“Borrower”), ORBIS EDUCATION SERVICES, LLC, a Delaware limited liability company (“Orbis” and, together with each additional Person executed a Guarantor Joinder (as defined in the Credit Agreement) in form and substance acceptable to Administrative Agent, individually and collectively, “Guarantor”, and, together with Borrower and each additional Guarantor acceptable to Administrative Agent, individually and collectively, “Pledgor”) and ZIONS BANCORPORATION, N.A. dba NATIONAL BANK OF ARIZONA, for the benefit of the Secured Parties (as defined in the Pledge Agreement) (together with its successors and assigns, “Administrative Agent”), Pledgor has pledged and assigned to Administrative Agent, and granted to Administrative Agent for the benefit of the Secured Parties a continuing security interest in, all right, title and interest of Pledgor, whether now existing or hereafter arising or acquired, in, to and under the membership interests (the “Pledged Interests”) of Orbis (“Pledged Interests Issuer”), including, without limitation:

Pledgor’s rights, now existing or hereafter arising or acquired, to receive from time to time its share of profits, income, surplus, compensation, return of capital, distributions and other reimbursements and payments from any Pledged Interests Issuer (including, without limitation, specific properties of the Pledged Interests Issuer upon dissolution and otherwise), in respect of any and all of the following:

(1)All stock, membership, partnership or other Equity Interests or units now owned or hereafter acquired by Pledgor in any Pledged Interests Issuer as a result of exchange offers, direct investments or contributions or otherwise;

(2)Pledgor’s accounts, general intangibles and other rights to payment or reimbursement, now existing or hereafter arising or acquired, from any Pledged Interests Issuer, existing or arising from loans, advances or other extensions of credit by Pledgor from time to time to or for the account of the Pledged Interests Issuer, or from services rendered by Pledgor from time to time to or for the account of the Pledged Interests Issuer; and

(3)The proceeds of and from any and all of the foregoing.

Pursuant to and subject to the terms of the Pledge Agreement, the Pledged Interests Issuers are hereby authorized and directed to (a) register Pledgor’s pledge to Administrative Agent of Pledgor’s stock, membership, partnership or other Equity Interests or units on the Pledged Interests Issuers’ books; (b) to make direct payment to Administrative Agent of any amounts due or to become due to Pledgor under the Pledged Interests, if so notified by Administrative Agent in accordance with the Pledge Agreement; and (c) permit Administrative Agent to exercise (to the exclusion of Pledgor) the voting power and all other incidental rights of ownership with respect to such stock, membership, partnership or other Equity Interests or units in accordance with the terms of the Pledge Agreement.

Administrative Agent hereby requests the Pledged Interests Issuers to indicate the Pledged Interests Issuers’ acceptance of this Notice and consent to and confirmation of its terms and provisions by signing a copy hereof and returning the same to Administrative Agent.

Dated: ___________, 20[__].

[SIGNATURE PAGES FOLLOW]

DATED as of the date first above written.

ZIONS BANCORPORATION, N.A. dba NATIONAL BANK OF ARIZONA

By:
Name:Jeffrey Byers

Title: Senior Vice President Address for Notices:

National Bank of Arizona

6001 N. 24th Street

Phoenix, Arizona 85016

Attention: Jeff Byers

ACKNOWLEDGMENT OF PLEDGED INTERESTS ISSUER[s] [and co-members]

The undersigned Pledged Interests Issuer[s] [and Co-Members], hereby: (a) acknowledge and consent to the assignment by [__] (individually and collectively, together with each additional Person who executes a joinder to the Pledge Agreement in form and substance acceptable to Administrative Agent, “Pledgor”) of Pledgor’s right, title and interest in, to and under 100% of Pledgor’s membership interests in the Pledged Interests Issuer[s] (the “Pledged Interests”), pursuant to the terms of the Pledge Agreement dated as of September 28, 2026 (the “Pledge Agreement”), by and between Pledgor, each of the undersigned, and ZIONS BANCORPORATION, N.A. dba NATIONAL BANK OF ARIZONA, for the benefit of the other Secured Parties (as defined in the Pledge Agreement) (together with its successors and assigns, “Administrative Agent”); (b) confirm that such Pledged Interests Issuer [and/or Co-Member] has reviewed the Pledge Agreement; (c) [with respect to each Pledged Interests Issuer,] upon notice from Administrative Agent, agrees to make direct payment to Administrative Agent of any amounts due or to become due to Pledgor under the Pledged Interests in accordance with the Pledge Agreement; (d) upon exercise of its remedies under the Pledge Agreement, agrees to recognize Administrative Agent (to the exclusion of Pledgor) as the sole Person entitled to exercise the voting power and all other incidental rights of ownership with respect to such stock, membership, partnership or other Equity Interests or units in accordance with the terms of the Pledge Agreement and waives any right to be provided at any time hereafter with a copy of the Pledge Agreement, any other Loan Document or any other instrument in connection with any exercise by Administrative Agent (or its agent or nominee) of voting or other consensual rights in respect of the Pledged Interest or any registration of any of the Pledged Interests in the name of Administrative Agent (or its agent or nominee); (e) agrees to comply with instructions provided by Administrative Agent without further consent by Pledgor; (f) agrees to record in its records the Pledged Interests in favor of Administrative Agent; (g) agrees not to take any action to cause any partnership interests or membership interest comprising the Pledged Interests to be or become a “security” within the meaning of, or to be governed by, Article 8 (Investment Securities) of the UCC as in effect under the laws of any state having jurisdiction, except in each case for Pledged Interests that is under the “control” of Administrative Agent pursuant to Article 8 of the UCC; (h) agrees not to “opt in” or to take any other action seeking to establish any partnership interest or membership interest comprising the Pledged Interests as a “security” and not to certificate any membership interest comprising the Pledged Interests, except in each case for such Pledged Interest that is under the “control” of Administrative Agent pursuant to Article 8 of the UCC and (i) to the extent that such Pledged Interests Issuer has caused any membership interest or partnership interest comprising the Pledged Interests to be or become a “security” within the meaning of, or to be governed by Article 8 of the UCC as in effect under the laws of any state having jurisdiction, Pledged Interests Issuer shall take all actions necessary or required by Administrative Agent to perfect Administrative Agent’s security interest in such Pledged Interests and shall not “opt out” or otherwise cause any such Pledged Interests to cease to be a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction.

Dated: ______________, 20[__].

[SIGNATURE PAGE FOLLOWS]

DATED as of the date first above written.

PLEDGED INTERESTS ISSUER[S]:

[__]

By:

Name: ____________________________________

Title: ____________________________________]

]

Signature Page to Acknowledgment of Pledge Agreement